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Exhibit 1.1

Bare Escentuals, Inc.

Common Stock, Par Value $0.001 Per Share

Underwriting Agreement

May     , 2007

Goldman, Sachs & Co.,
85 Broad Street,
New York, New York 10004.

Ladies and Gentlemen:

        Bare Escentuals, Inc., a Delaware corporation (the "Company"), proposes, subject to the terms and conditions stated herein, to issue and sell to you as the sole underwriter (the "Underwriter") an aggregate of 100,000 shares of common stock, par value $0.001 per share ("Stock") of the Company and the stockholders of the Company named in Schedule I hereto (the "Selling Stockholders") propose, subject to the terms and conditions stated herein, to sell to the Underwriter an aggregate of 9,900,000 shares and, at the election of the Underwriter, up to 1,500,000 additional shares of Stock. The aggregate of 10,000,000 shares to be sold by the Company and the Selling Stockholders is herein called the "Firm Shares" and the aggregate of 1,500,000 shares to be sold by the Selling Stockholders is herein called the "Optional Shares". The Firm Shares and the Optional Shares that the Underwriter elects to purchase pursuant to Section 3 hereof are herein collectively called the Shares.

        1.     The Company represents and warrants to, and agrees with the Underwriter that:

        (a)   A registration statement on Form S-1 (File No. 333-                        ) (the "Initial Registration Statement") in respect of the Shares has been filed with the Securities and Exchange Commission (the "Commission"); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to the Underwriter, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a "Rule 462(b) Registration Statement"), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Act"), which became effective upon filing, no other document with respect to the Initial Registration Statement or document incorporated by reference therein has heretofore been filed with the Commission; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Act is hereinafter called a "Preliminary Prospectus"; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and documents incorporated by reference therein and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 6(a) hereof and deemed by virtue of Rule 430A under the Act to be part of the Initial Registration Statement at the time it was declared effective, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the "Registration Statement"; the Preliminary Prospectus relating to the Shares that was included in the Registration Statement immediately prior to the Applicable Time (as defined in Section 1(d) hereof) is hereinafter called the "Pricing Prospectus"; such final prospectus, in the form first filed pursuant to Rule 424(b) under the Act, is hereinafter called the "Prospectus"; and any "issuer free writing prospectus" as defined in Rule 433 under the Act relating to the Shares is hereinafter called an "Issuer Free Writing Prospectus;

and any reference herein to the Pricing Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-1 under the Act, as of the date of such Pricing Prospectus or Prospectus, as the case may be;

        (b)   No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Underwriter expressly for use therein or by a Selling Stockholder expressly for use in the preparation of the answers therein to Items 7 and 11(m) of Form S-1;

        (c)   The documents incorporated by reference in the Pricing Prospectus and the Prospectus, when they were filed with the Commission, conformed in all material respects to the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

        (d)   For the purposes of this Agreement, the "Applicable Time" is     p.m. (New York time) on the date of this Agreement; the Pricing Prospectus as supplemented by those Issuer Free Writing Prospectuses and other documents listed in Schedule II(a) hereto, taken together (collectively, the "Pricing Disclosure Package") as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule II(a) or Schedule II(b) hereto does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this Section 1(d) shall not apply to statements or omissions made in an Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to the Company by the Underwriter expressly for use therein;

        (e)   The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Underwriter expressly for use therein or by a Selling Stockholder expressly for use in the preparation of the answers therein to Items 7 and 11(m) of Form S-1;

        (f)    Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements incorporated by reference in the Pricing Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus, there has not been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders' equity (deficit) or results of operations of the Company and its subsidiaries taken as a whole (a "Material Adverse Effect"), otherwise than as set forth or contemplated in the Pricing Prospectus;

        (g)   The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Pricing Prospectus or such as would not reasonably be expected to have a Material Adverse Effect; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries;

        (h)   The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Pricing Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to so qualify or be in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and each subsidiary of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation;

        (i)    The Company has an authorized capitalization as set forth in the Pricing Prospectus and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and conform to the description of the Stock contained in the Pricing Disclosure Package and Prospectus; and all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and (except for directors' qualifying shares) are owned directly or indirectly by the Company, free and clear of all liens, other than those granted or incurred pursuant to the Company's senior secured credit facilities, described in the Prospectus, encumbrances, equities or claims;

        (j)    The unissued Shares to be issued and sold by the Company to the Underwriter hereunder have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and non-assessable and will conform to the description of the Stock contained in the Prospectus;

        (k)   The issue and sale of the Shares and the compliance by the Company with this Agreement and the consummation of the transactions herein contemplated will not (a) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject; (b) result in any violation of the provisions of the Amended and Restated Certificate of Incorporation or Amended and Restated By-laws of the Company; or (c) result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, except in the case of (a) or (c), such as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Shares or the consummation by the Company of the transactions contemplated by this Agreement, except for (x) the registration under the Act of the Shares, (y) such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriter and (z) where the failure to obtain any such consent, approval, authorization, order, registration or qualification would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

        (l)    Neither the Company nor any of its subsidiaries is (a) in violation of its Certificate of Incorporation or By-laws or (b) in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except in the case of (b), such as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

        (m)  The statements set forth or incorporated by reference in the Pricing Prospectus and Prospectus under the caption "Description of Capital Stock", insofar as they purport to constitute a summary of the terms of the Stock, under the caption "Certain Relationships and Related Party Transactions", under the caption "Material United States Federal Income Tax Consequences to Non-U.S. Holders", under the caption "Underwriting", and under the caption "Indemnification of Directors and Officers" in Part II, Item 14 of the Registration Statement, insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair;

        (n)   Other than as set forth in the Pricing Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and, to the best of the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

        (o)   The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds of the Shares sold by the Company, will not be an "investment company," as such term is defined in the Investment Company Act of 1940, as amended (the "Investment Company Act");

        (p)   At the time of filing the Initial Registration Statement the Company was not and is not an "ineligible issuer," as defined under Rule 405 under the Act;

        (q)   Ernst & Young LLP, who have certified certain financial statements of the Company and its subsidiaries, are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder;

        (r)   The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that is designed to comply with the requirements of the Exchange Act and has been designed by the Company's principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. Except as disclosed in the Pricing Prospectus, to the best of the Company's knowledge, the Company's internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting;

        (s)   Since the date of the latest audited financial statements incorporated by reference in the Pricing Prospectus, there has been no change in the Company's internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company's internal control over financial reporting;

        (t)    The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company's principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective in all material respects;

        (u)   The financial statements (including the related notes and supporting schedules) incorporated by reference in the Prospectus present fairly in all material respects the financial condition and results of operations of the entities purported to be shown thereby, at the dates and for the periods indicated, and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved;

        (v)   Except as described in the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act. The holders of outstanding shares of the Company's capital stock are not entitled to preemptive or other rights to subscribe for the Stock;

        (w)  Except as described in the Prospectus, the Company has not sold or issued any shares of Common Stock during the six-month period preceding the date of the Prospectus, except as described in Part II, Item 15 of the Registration Statement;

        (x)   Except as described in the Pricing Prospectus, the Company and each of its subsidiaries possess, license or have other rights to use all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the "Intellectual Property") necessary for the conduct of their respective businesses as now conducted or as proposed in the Prospectus to be conducted and except as described in the Pricing Prospectus, (a) to the Company's best knowledge, there are no rights of third parties to any such Intellectual Property; (b) to the Company's best knowledge, there is no material infringement by third parties of any such Intellectual Property; (c) there is no pending or, to the Company's best knowledge, threatened action, suit, proceeding or claim by others challenging the Company's rights in or to any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (d) to the Company's best knowledge, there is no pending or threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; and (e) there is no pending or, to the Company's knowledge, threatened action, suit, proceeding or claim by others that the Company infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Company is unaware of any other fact which would form a reasonable basis for any such claim;

        (y)   There are no contracts or other documents which are required to be described in the Prospectus or filed as exhibits to the Registration Statement by the Securities Act or by the Rules and Regulations which have not been described in the Prospectus or filed as exhibits to the Registration Statement;

        (z)   No relationship, direct or indirect, exists between or among the Company or its subsidiaries on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or its subsidiaries on the other hand, which is required to be described in the Prospectus which is not so described. Except as described in the Pricing Prospectus and such as have been repaid in full, the

Company has not, directly or indirectly, including through any subsidiary, extended or maintained credit, or arranged for the extension of credit, or renewed any extension of credit, in the form of a personal loan to or for any of its directors or executive officers;

        (aa) No labor disturbance by the employees of the Company or of any of its subsidiaries exists or, to the knowledge of the Company, is imminent;

        (bb) The Company and its subsidiaries are in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"); no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Company would have any material liability; the Company has not incurred and does not expect to incur material liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the "Code"); and each "pension plan" for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code, has received a favorable determination letter from the Internal Revenue Service and nothing has occurred, whether by action or by failure to act, which would reasonably be expected to cause the loss of such qualification;

        (cc) The Company and its subsidiaries have filed, or caused to be filed, all federal, state, local and foreign income and franchise tax returns required to be filed through the date hereof, and has paid all taxes shown as due thereon, except where the failure to file such returns or pay such taxes would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No deficiencies for taxes of the Company or any of its subsidiaries have been assessed by a tax authority, and, no deficiencies for taxes of the Company or any of its subsidiaries have been proposed by a tax authority that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

        (dd) Since the date as of which information is given in the Prospectus through the date hereof, and except as may otherwise be disclosed in the Prospectus, the Company has not (i) issued or granted any securities, other than pursuant to employee benefit plans, stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants, (ii) incurred any material liability or obligation, direct or contingent, other than liabilities and obligations which were incurred in the ordinary course of business, (iii) entered into any material transaction not in the ordinary course of business or (iv) declared or paid any dividend on its capital stock;

        (ee) The Company and its subsidiaries (i) make and keep books and records, which, in reasonable detail, accurately and fairly reflect in all material respects the transactions and dispositions of the Company's and its subsidiaries' assets, and (ii) maintain internal accounting controls which provide reasonable assurance that (A) transactions are executed in accordance with management's authorization, (B) transactions are recorded as necessary to permit preparation of its financial statements and to maintain accountability for its assets, (C) access to its assets is permitted only in accordance with management's authorization and (D) the recorded accountability for its assets is compared with existing assets at reasonable intervals;

        (ff)  Neither the Company nor any of its subsidiaries, nor any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment;

        (gg) The Company and its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are customary in the businesses in which they are engaged or propose to engage after giving effect to the transactions described in the Prospectus; all policies of insurance and fidelity or surety bonds insuring the Company or its businesses, assets, employees, officers and directors are in full force and effect; the Company is in compliance with the terms of such policies and instruments in all material respects; and the Company and its subsidiaries have no reason to believe that they will not be able to renew their existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue their business at a cost that is not materially greater than the current cost. Neither the Company nor any subsidiary has been denied any insurance coverage which it has sought or for which it has applied;

        (hh) The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except in each case where such failure to be in compliance or to obtain a permit, license or approval would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

        (ii)   There are no off-balance sheet arrangements (as defined in Regulation S-K Item 303(a)(4)(ii)) that may have a material current or future effect on the Company's financial condition, changes in financial condition, results of operations, liquidity, capital expenditures or capital resources;

        (jj)   Except as described in the Pricing Prospectus, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or the Underwriter for a brokerage commission, finder's fee or the like payment in connection with this offering;

        (kk) The statistical and market-related data included in the Prospectus and the Registration Statement are based on or derived from sources which the Company believes to be reliable and accurate;

        (ll)   The Company's Board of Directors has validly appointed an audit committee whose composition satisfies the requirements of Rule 4350(d)(2) of NASDAQ (taking into account the phase-in rules under Rule 4350(a) of NASDAQ) and the Board of Directors and/or the audit committee has adopted a charter that satisfies the requirements of Rule 4350(d)(2). The audit committee has reviewed the adequacy of its charter within the past twelve months; and

        (mm) There is and has been no failure on the part of the Company and any of the Company's officers or directors, in their capacities as such, to comply in all material respects with any applicable provisions of the Sarbanes Oxley Act of 2002 and the rules and regulations promulgated in connection therewith that are applicable to the Company as of the date hereof.

        Each certificate signed by any officer of the Company and delivered to the Underwriter or counsel to the Underwriter shall be deemed to be a representation and warranty by the Company to the Underwriter as to the matters covered thereby.

        2.     Each of the Selling Stockholders severally represents and warrants to, and agrees with the Underwriter and the Company that:

        (a)   All consents, approvals, authorizations and orders necessary for the execution and delivery by such Selling Stockholder of this Agreement and the Power of Attorney and the Custody Agreement hereinafter referred to, and for the sale and delivery of the Shares to be sold by such Selling

Stockholder hereunder, have been obtained; and such Selling Stockholder has full right, power and authority to enter into this Agreement, the Power-of-Attorney and the Custody Agreement and to sell, assign, transfer and deliver the Shares to be sold by such Selling Stockholder hereunder;

        (b)   The sale of the Shares to be sold by such Selling Stockholder hereunder and the compliance by such Selling Stockholder with all of the provisions of this Agreement, the Power of Attorney and the Custody Agreement and the consummation of the transactions herein and therein contemplated (i) will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any statute, indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder is bound or to which any of the property or assets of such Selling Stockholder is subject, nor (ii) will such action result in any violation of the provisions of (A) the Certificate of Incorporation or By-laws of such Selling Stockholder if such Selling Stockholder is a corporation, the Partnership Agreement of such Selling Stockholder if such Selling Stockholder is a partnership, or other organizational document of such Selling Stockholder or (B) any order, rule or regulation of any court or governmental agency or body having jurisdiction over such Selling Stockholder or the property of such Selling Stockholder, except, solely with respect to clauses (i) and (ii)(B), such as will not have, individually or in the aggregate, a material adverse effect on the condition, financial or otherwise, of such Selling Stockholder;

        (c)   Such Selling Stockholder has, and immediately prior to the each Time of Delivery (as defined in Section 5 hereof) such Selling Stockholder will have, good and valid title to the Shares to be sold by such Selling Stockholder hereunder, free and clear of all liens, encumbrances, equities or claims; and, upon delivery of such Shares and payment therefor pursuant hereto, good and valid title to such Shares, free and clear of all liens, encumbrances, equities or claims, will pass to the Underwriter;

        (d)   On or prior to the date hereof, such Selling Stockholder has executed and delivered to the Underwriter a lock-up agreement substantially in the form set forth in Annex IV hereto;

        (e)   Such Selling Stockholder has not taken and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

        (f)    Such Selling Stockholder confirms to the Underwriter the accuracy of the information concerning the undersigned (including the undersigned's shareholding in the Company) contained in any selling stockholder's questionnaire or other written document furnished by the undersigned to the Company for purposes of the Registration Statement, the Pricing Prospectus, the Prospectus or any amendment or supplement thereto (including any documents incorporated by reference therein);

        (g)   To the extent that any statements or omissions made in the Registration Statement, the Pricing Prospectus, the Prospectus or any amendment or supplement thereto are made in reliance upon and in conformity with written information furnished to the Company by such Selling Stockholder expressly for use therein, such Pricing Prospectus and the Registration Statement did, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus, when they become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

        (h)   In order to document the Underwriter's compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated, such Selling Stockholder will, if it has not already, deliver to the Underwriter prior to or at the First Time of Delivery (as hereinafter defined) a properly completed and executed

United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof);

        (i)    Certificates in negotiable form representing all of the Shares to be sold by such Selling Stockholder hereunder have been placed in custody under a Custody Agreement, in the form heretofore furnished to the Underwriter (the "Custody Agreement"), duly executed and delivered by such Selling Stockholder to The Bank of New York, as custodian (the "Custodian"), and such Selling Stockholder has duly executed and delivered a Power of Attorney, in the form heretofore furnished to the Underwriter (the "Power of Attorney"), appointing the persons indicated in Schedule I hereto, and each of them, as such Selling Stockholder's attorneys-in-fact (the "Attorneys-in-Fact") with authority to execute and deliver this Agreement on behalf of such Selling Stockholder, to determine the purchase price to be paid by the Underwriter to the Selling Stockholders as provided in Section 3 hereof and in accordance with the determination of the pricing committee of the Company's board of directors, to authorize the delivery of the Shares to be sold by such Selling Stockholder hereunder and otherwise to act on behalf of such Selling Stockholder in connection with the transactions contemplated by this Agreement and the Custody Agreement; and

        (j)    The Shares represented by the certificates held in custody for such Selling Stockholder under the Custody Agreement are subject to the interests of the Underwriter hereunder; the arrangements made by such Selling Stockholder for such custody, and the appointment by such Selling Stockholder of the Attorneys-in-Fact by the Power of Attorney, are to that extent irrevocable; the obligations of the Selling Stockholders hereunder shall not be terminated by operation of law, whether by the death or incapacity of any individual Selling Stockholder or, in the case of an estate or trust, by the death or incapacity of any executor or trustee or the termination of such estate or trust, or in the case of a partnership or corporation, by the dissolution of such partnership or corporation, or by the occurrence of any other event; if any individual Selling Stockholder or any such executor or trustee should die or become incapacitated, or if any such estate or trust should be terminated, or if any such partnership or corporation should be dissolved, or if any other such event should occur, before the delivery of the Shares hereunder, certificates representing the Shares shall be delivered by or on behalf of the Selling Stockholders in accordance with the terms and conditions of this Agreement and of the Custody Agreements; and actions taken by the Attorneys-in-Fact pursuant to the Powers of Attorney shall be as valid as if such death, incapacity, termination, dissolution or other event had not occurred, regardless of whether or not the Custodian, the Attorneys-in-Fact, or any of them, shall have received notice of such death, incapacity, termination, dissolution or other event.

        3.     Subject to the terms and conditions herein set forth, (a) the Company and each of the Selling Stockholders agree, severally and not jointly, to sell to the Underwriter, and the Underwriter agrees to purchase from the Company and each of the Selling Stockholders, at a purchase price per share of $        , the Firm Shares and (b) in the event and to the extent that the Underwriter shall exercise the election to purchase Optional Shares as provided below, each of the Selling Stockholders agrees, severally and not jointly, to sell to the Underwriter, and the Underwriter agrees to purchase from each of the Selling Stockholders, at the purchase price per share set forth in clause (a) of this Section 3, that number of Optional Shares as to which such election shall have been exercised (to be adjusted by the Underwriter so as to eliminate fractional shares).

        The Selling Stockholders, as and to the extent indicated in Schedule I hereto, hereby grant, severally and not jointly, to the Underwriter the right to purchase at their election up to 1,500,000 Optional Shares, at the purchase price per share set forth in the paragraph above, for the sole purpose of covering sales of shares in excess of the number of Firm Shares, provided that the purchase price per Optional Share shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Optional Shares. Any such election to purchase Optional Shares shall be made in proportion to the maximum number of Optional Shares to be sold by each Selling Stockholder as set forth in Schedule I hereto. Any such election to purchase Optional Shares may be exercised only by written notice from the Underwriter to the Company and the Attorneys-in-Fact, given within a period of 30 calendar days after the date of this Agreement and setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by the Underwriter but in no event earlier than the First Time of Delivery (as defined in Section 5 hereof) or, unless the Underwriter and the Company and the Attorneys-in-Fact otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

        4.     Upon the release of the Firm Shares, the Underwriter proposes to offer the Firm Shares for sale upon the terms and conditions set forth in the Prospectus.

        5.     (a) The Shares to be purchased by the Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as the Underwriter may request upon at least forty-eight hours' prior notice to the Company and the Selling Stockholders shall be delivered by or on behalf of the Company and the Selling Stockholders to the Underwriter, through the facilities of the Depository Trust Company ("DTC"), for the account of the Underwriter, against payment by or on behalf of the Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company and the Custodian, as their interests may appear, to the Underwriter at least forty-eight hours in advance. The Company will cause the certificates representing the Shares to be made available for checking and packaging at least twenty-four hours prior to the Time of Delivery (as defined below) with respect thereto at the office of DTC or its designated custodian (the "Designated Office"). The time and date of such delivery and payment shall be, with respect to the Firm Shares, 9:30 a.m., New York time, on May    , 2007 or such other time and date as the Underwriter, the Company and the Selling Stockholders may agree upon in writing, and, with respect to the Optional Shares, 9:30 a.m., New York time, on the date specified by the Underwriter in the written notice given by the Underwriter of its election to purchase such Optional Shares, or such other time and date as the Underwriter, the Company and the Selling Stockholders may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the "First Time of Delivery", such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the "Second Time of Delivery," and each such time and date for delivery is herein called a "Time of Delivery."

        (b)   The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 9 hereof, including the cross receipt for the Shares and any additional documents requested by the Underwriter pursuant to Section 9(k) hereof, will be delivered at the offices of Simpson Thacher & Bartlett LLP: 2550 Hanover Street, Palo Alto, California 94304 (the "Closing Location"), and the Shares will be delivered at the Designated Office, all at such Time of Delivery. A meeting will be held at the Closing Location at 5:00 p.m., New York time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 5, "New York Business Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.

        6.     The Company agrees with the Underwriter:

        (a)   To prepare the Prospectus in a form approved by the Underwriter and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the last Time of Delivery which shall be disapproved by the Underwriter promptly after reasonable notice thereof; to advise the Underwriter, promptly after it receives notice thereof, of the time when any amendment to the

Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish the Underwriter with copies thereof; to file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; to advise the Underwriter, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Shares, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order;

        (b)   Promptly from time to time to take such action as the Underwriter may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as the Underwriter may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

        (c)   Prior to 10:00 a.m., New York time, on the New York Business Day next succeeding the date of this Agreement and from time to time, to use its best efforts to furnish the Underwriter with written and electronic copies of the Prospectus in New York City in such quantities as the Underwriter may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus in order to comply with the Act, to notify the Underwriter and upon the Underwriter's request to prepare and furnish without charge to the Underwriter and to any dealer in securities as many written and electronic copies as the Underwriter may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case the Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon the Underwriter's request but at the expense of the Underwriter, to prepare and deliver to the Underwriter as many written and electronic copies as the Underwriter may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

        (d)   To make generally available to its securityholders as soon as practicable, but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

        (e)   During the period beginning from the date hereof and continuing to and including the date 90 days after the date of the Prospectus (the "Lock-Up Period"), not to offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose, except as provided hereunder, of any securities of the Company that are substantially similar to the Shares, including but not limited to any options or warrants to purchase shares of Stock or any securities that are convertible into or exchangeable for, or that represent the right to receive, Stock or any such substantially similar securities (other than (i) pursuant to employee stock option plans existing on the date of the Agreement or otherwise described in the Pricing Prospectus, (ii) upon the conversion or exchange of convertible or exchangeable securities outstanding as of the date of this Agreement or otherwise described in the Prospectus, or (iii) issuances of securities in connection with the acquisition of assets or capital stock of another entity that do not exceed 10% of the Company's outstanding capital stock as of the date hereof; provided, however, that any person who becomes a holder of the Company's Stock or securities convertible into or exchangeable for Stock as a result of any such acquisition shall execute an agreement stating that such person is receiving and holding such securities subject to the foregoing restrictions), without the prior written consent of the Underwriter; provided, however, that if (1) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or announces material news or a material event or (2) prior to the expiration of the initial Lock-Up Period, the Company announces that it will release earnings results during the 15-day period following the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be automatically extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the announcement of the material news or material event, as applicable, unless the Underwriter waives, in writing, such extension; the Company will provide the Underwriter and each stockholder subject to the Lock-Up Period pursuant to the lockup letters described in Section 9(j) with prior notice of any such announcement that gives rise to an extension of the Lock-up Period;

        (f)    During a period of three years from the effective date of the Registration Statement, to furnish to its stockholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of operations, stockholders' equity (deficit) and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), to make available to its stockholders consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail; provided, however, that the Company may satisfy the requirements of this Section 6(f) by making any such reports, communication, or information generally available on its website or by filing such information with the Commission through the Electronic Data Gathering, Analysis and Retrieval System ("EDGAR");

        (g)   During a period of three years from the effective date of the Registration Statement, to furnish to the Underwriter copies of all reports or other communications (financial or other) furnished to stockholders, and to deliver to the Underwriter (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; and (ii) such additional information concerning the business and financial condition of the Company as the Underwriter may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its stockholders generally or to the Commission); provided, however, that the Company shall not be required to provide documents (x) that are available on the Company's website or through EDGAR or (y) the provision of which would violate Regulation FD as promulgated under the Exchange Act, unless otherwise disclosed in a manner reasonably designed to provide broad, non-exclusionary distribution of the information to the public;

        (h)   To use the net proceeds received by it from the sale of the Shares pursuant to this Agreement in the manner specified in the Pricing Prospectus under the caption "Use of Proceeds";

        (i)    To use its best efforts to list the Shares on the Nasdaq Stock Market LLC's Nasdaq Global Select Market ("NASDAQ");

        (j)    If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 P.M., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act; and

        (k)   Upon request of the Underwriter, to furnish, or cause to be furnished, to the Underwriter an electronic version of the Company's trademarks, servicemarks and corporate logo for use on the website, if any, operated by the Underwriter for the purpose of facilitating the on-line offering of the Shares (the "License"); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred.

        7.     (a) The Company and each Selling Stockholder severally and not jointly represents and agrees with the Underwriter that, without the prior written consent of the Underwriter, they have not made and will not make any offer relating to the Shares that would constitute a "free writing prospectus" as defined in Rule 405 under the Act; the Underwriter represents and agrees that, without the prior written consent of the Company, it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus; any such free writing prospectus the use of which has been consented to by the Company and the Underwriter is listed on Schedule II(a) or Schedule II(b) hereto;

        (b)   The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and the Company represents that it has satisfied and agrees that it will satisfy the conditions under Rule 433 under the Act to avoid a requirement to file with the Commission any electronic road show; and

        (c)   The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Underwriter and, if requested by the Underwriter, will prepare and furnish without charge to the Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by the Underwriter expressly for use therein.

        8.     The Company covenants and agrees with the Underwriter that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company's counsel and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriter and dealers; (ii) the cost of printing or producing this Agreement, the Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 6(b) hereof, including the fees and disbursements of counsel for the Underwriter in connection with such qualification and in connection with the Blue Sky survey; (iv) all fees and expenses in connection with listing the Shares on NASDAQ; (v) the filing fees incident to, and the fees and disbursements of counsel for the Underwriter in connection with, any required review by the National Association of Securities

Dealers, Inc. of the terms of the sale of the Shares; (vi) the cost of preparing stock certificates; (vii) the cost and charges of any transfer agent or registrar; and (viii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, and Sections 10 and 13 hereof, the Underwriter will pay all of its own costs and expenses, including the fees of its counsel, stock transfer taxes on resale of any of the Shares by the Underwriter, and any advertising expenses connected with any offers that the Underwriter may make.

        9.     The obligations of the Underwriter hereunder, as to the Shares to be delivered at such Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company and of the Selling Stockholders herein are, at and as of such Time of Delivery, true and correct, the condition that the Company and each of the Selling Stockholders shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

        (a)   The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 6(a) hereof; all material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433 under the Act; if the Company has elected to rely upon Rule 462(b) under the Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the Underwriter's reasonable satisfaction;

        (b)   Simpson Thacher & Bartlett, LLP, counsel for the Underwriter, shall have furnished to the Underwriter such written opinion or opinions, dated such Time of Delivery, in form and substance satisfactory to the Underwriter, with respect to the issuance and sale of the Shares, the Registration Statement and the Prospectus as well as such other related matters as the Underwriter may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

        (c)   Latham & Watkins LLP, counsel for the Company and special counsel for the Selling Stockholders, shall have furnished to the Underwriter their written opinion (a draft of such opinion is attached as Annex II(a) hereto), dated such Time of Delivery, in form and substance satisfactory to the Underwriter;

        (d)   Ropes & Gray LLP, counsel for certain of the Selling Stockholders, shall have furnished to the Underwriter their written opinion with respect of such Selling Stockholders (a draft of such opinion is attached as Annex II(b) hereto), dated such Time of Delivery, in form and substance satisfactory to the Underwriter;

        (e)   The general counsel for one of the Selling Stockholders, shall have furnished to the Underwriter his written opinion with respect of such Selling Stockholder (a draft of such opinion is attached as Annex II(c) hereto), dated such Time of Delivery, in form and substance satisfactory to the Underwriter;

        (f)    On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, Ernst & Young LLP shall have furnished to the Underwriter a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to the Underwriter, to the effect set forth in Annex I hereto (the executed copy of the letter delivered prior to the execution of this Agreement is attached as Annex I(a) hereto and a draft of the form of letter to be delivered on the effective date of any post-effective amendment to the Registration Statement and as of each Time of Delivery is attached as Annex I(b) hereto);

        (g)   (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements incorporated by reference in the Pricing Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus, and (ii) since the respective dates as of which information is given in the Pricing Prospectus there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders' equity (deficit) or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Pricing Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in the Underwriter's judgment so material and adverse to the Company and its subsidiaries, taken as a whole, as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

        (h)   On or after the Applicable Time (i) no downgrading shall have occurred in the rating accorded the Company's debt securities by any "nationally recognized statistical rating organization," as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company's debt securities;

        (i)    On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or on NASDAQ; (ii) a suspension or material limitation in trading in the Company's securities on NASDAQ; (iii) a general moratorium on commercial banking activities declared by either Federal or New York or California State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war; or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in the Underwriter's judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

        (j)    The Shares to be sold at such Time of Delivery shall have been duly listed, subject to notice of issuance, on NASDAQ;

        (k)   The Company shall have obtained and delivered to the Underwriter executed copies of an agreement from each director and officer and each stockholder of the Company set forth on Annex III hereto, substantially to the effect set forth in Annex IV hereto;

        (l)    The Company shall have complied with the provisions of Section 6(c) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement; and

        (m)  The Company shall have furnished or caused to be furnished to the Underwriter at such Time of Delivery certificates of officers of the Company reasonably satisfactory to the Underwriter as to the accuracy of the representations and warranties of the Company herein at and as of such Time of

Delivery, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in subsections (a) and (e) of this Section and as to such other matters as the Underwriter may reasonably request.

        10.   (a) The Company will indemnify and hold harmless the Underwriter against any losses, claims, damages or liabilities, to which the Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any "issuer information" filed or required to be filed pursuant to Rule 433(d) under the Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Underwriter for any legal or other expenses reasonably incurred by the Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by the Underwriter expressly for use therein.

        (b)   Each of the Selling Stockholders, severally and not jointly, (i) will indemnify and hold harmless the Underwriter against any losses, claims, damages or liabilities, to which the Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus filed or required to be filed pursuant to Rule 433(d) under the Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus or any such amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by such Selling Stockholder expressly for use therein; and (ii) will reimburse the Underwriter for any legal or other expenses reasonably incurred by the Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that such Selling Stockholder shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by the Underwriter expressly for use therein; provided, further, that the aggregate liability of each such Selling Stockholder shall not exceed the gross proceeds received by such Selling Stockholder from the Shares sold by it hereunder.

        (c)   The Underwriter will indemnify and hold harmless the Company and each Selling Stockholder against any losses, claims, damages or liabilities to which the Company or such Selling Stockholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free

Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by the Underwriter expressly for use therein; and will reimburse the Company and each Selling Stockholder for any legal or other expenses reasonably incurred by the Company or such Selling Stockholder in connection with investigating or defending any such action or claim as such expenses are incurred.

        (d)   Promptly after receipt by an indemnified party under subsection (a), (b) or (c) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

        (e)   If the indemnification provided for in this Section 10 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriter on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (d) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Stockholders on the one hand and the Underwriter on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriter on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Stockholders bear to the total underwriting discounts and commissions received by the Underwriter, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Stockholders on the one hand or the Underwriter on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, each of the Selling Stockholders and the Underwriter agree that it would not be just and equitable if contribution pursuant to this subsection (e) were determined by pro rataallocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (e), (i) the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and (ii) no Selling Stockholder shall be required to contribute (x) in any circumstance in which the losses, claims, damages, liabilities or expenses arose from matters other than written information furnished to the Company by such Selling Stockholder or (y) any amount in excess of the amount by which the gross proceeds received by such Selling Stockholder exceeds the amount of the damages which such Selling Stockholder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Selling Stockholders' respective obligations in this subsection (e) to contribute are several in proportion to their respective sale obligations and not joint.

        (f)    The obligations of the Company and the Selling Stockholders under this Section 10 shall be in addition to any liability which the Company and the respective Selling Stockholders may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Underwriter within the meaning of the Act and each broker-dealer affiliate of the Underwriter; and the obligations of the Underwriter under this Section 10 shall be in addition to any liability which the Underwriter may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company) and to each person, if any, who controls the Company or any Selling Stockholder within the meaning of the Act.

        11.   (a) If the Underwriter shall default in its obligation to purchase the Shares which it has agreed to purchase hereunder at a Time of Delivery, the Underwriter may in its discretion arrange for another party or other parties to purchase such Shares on the terms contained herein. If within thirty-six hours after such default by the Underwriter, the Underwriter does not arrange for the purchase of such Shares, then the Company and the Selling Stockholders shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to the Underwriter to purchase such Shares on such terms. In the event that, within the respective prescribed periods, the Underwriter notifies the Company and the Selling Stockholders that the Underwriter has so arranged for the purchase of such Shares, or the Company and the Selling Stockholders notify the Underwriter that they have so arranged for the purchase of such Shares, the Underwriter or the Company and the Selling Stockholders shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in the Underwriter's opinion may thereby be made necessary. The term "Underwriter" as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

        (b)   If, after giving effect to any arrangements for the purchase of the Shares of the defaulting Underwriter by the Underwriter, the Company and/or the Selling Stockholders as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, then this Agreement (or, with respect to the Second Time of Delivery, the obligations of the Underwriter to purchase and of the Selling Stockholders to sell the Optional Shares) shall thereupon terminate, except for the expenses to be borne by the Company and the Selling Stockholders and the Underwriter as provided in Section 8 hereof and the indemnity and contribution agreements in Section 10 hereof; but nothing herein shall relieve the defaulting Underwriter from liability for its default.

        12.   The respective indemnities, agreements, representations, warranties and other statements of the Company, the Selling Stockholders and the Underwriter, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of the Underwriter or any controlling person of the Underwriter, or the Company, or any Selling Stockholder or any officer or director or controlling person of the Company or any Selling Stockholder, and shall survive delivery of and payment for the Shares.

        13.   If this Agreement shall be terminated pursuant to Section 11 hereof, neither the Company nor the Selling Stockholders shall then be under any liability to the Underwriter except as provided in Sections 8 and 10 hereof; but, if for any other reason, any Shares are not delivered by or on behalf of the Company and the Selling Stockholders as provided herein, the Company and/or each of the Selling Stockholders who fails to deliver such shares pro rata (based on the number of Shares to be sold by the Company and such Selling Stockholder) will reimburse the Underwriter for all out-of-pocket expenses, including fees and disbursements of counsel, reasonably incurred by the Underwriter in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Company shall then be under no further liability to the Underwriter except as provided in Sections 8 and 10 hereof and such Selling Stockholder shall then be under no further liability to the Underwriter except as provided in Section 10 hereof.

        14.   All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriter shall be delivered or sent by mail, telex or facsimile transmission as the Underwriter in care of Goldman, Sachs & Co., One New York Plaza, 42nd Floor, New York, New York 10004, Attention: Registration Department; if to any Selling Stockholder shall be delivered or sent by mail, telex or facsimile transmission to Latham & Watkins LLP at its address set forth in Schedule I hereto; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Secretary; provided, however, that notices under subsection 6(e) shall be in writing, and if to the Underwriter shall be delivered or sent by mail, telex or facsimile transmission as the Underwriter at Goldman, Sachs & Co., 85 Broad Street, New York, New York 10004, Attention: Control Room. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

        15.   This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriter, the Company and the Selling Stockholders and, to the extent provided in Sections 10 and 12 hereof, the officers and directors of the Company and each person who controls the Company, any Selling Stockholder or the Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from the Underwriter shall be deemed a successor or assign by reason merely of such purchase.

        16.   Time shall be of the essence of this Agreement. As used herein, the term "business day" shall mean any day when the Commission's office in Washington, D.C. is open for business.

        17.   The Company and each of the Selling Stockholders acknowledge and agree that (i) the purchase and sale of the Shares pursuant to this Agreement is an arm's-length commercial transaction between the Company and the Selling Stockholders, on the one hand, and the Underwriter, on the other, (ii) in connection therewith and with the process leading to such transaction the Underwriter is acting solely as a principal and not the agent or fiduciary of the Company or any Selling Stockholder, (iii) the Underwriter has not assumed an advisory or fiduciary responsibility in favor of the Company or any Selling Stockholder with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether the Underwriter has advised or is currently advising the Company or any Selling Stockholder on other matters) or any other obligation to the Company or to any Selling Stockholder except the obligations expressly set forth in this Agreement and (iv) the Company and each of the Selling Stockholders has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company and each of the Selling Stockholders agree that they will not claim that the Underwriter has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company or to any Selling Stockholder, in connection with such transaction or the process leading thereto.

        18.   This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriter, or between any Selling Stockholder and the Underwriter, with respect to the subject matter hereof.

        19.   This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

        20.   The Company, each of the Selling Stockholders and the Underwriter hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

        21.   This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

        22.   Notwithstanding anything herein to the contrary, the Company and the Selling Stockholders are authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company and the Selling Stockholders relating to that treatment and structure, without the Underwriter imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, "tax treatment" means U.S. federal and state income tax treatment, and "tax structure" is limited to any facts that may be relevant to that treatment.

[Remainder of page left intentionally blank]

        If the foregoing is in accordance with your understanding, please sign and return to us one for each of the Company and the Underwriter plus one for each counsel and the Custodian counterparts hereof, and upon the acceptance hereof by you, as the Underwriter, this letter and such acceptance hereof shall constitute a binding agreement between the Underwriter, the Company and each of the Selling Stockholders. Any person executing and delivering this Agreement as Attorney-in-Fact for a Selling Stockholder represents by so doing that he has been duly appointed as Attorney-in-Fact by such Selling Stockholder pursuant to a validly existing and binding Power of Attorney which authorizes such Attorney-in-Fact to take such action.

Very truly yours,
Bare Escentuals, Inc.
By:
Name:
Title:

The Selling Stockholders listed below:
Berkshire Fund V, Limited Partnership Berkshire Fund VI, Limited Partnership Berkshire Investors LLC JH MDB Investors, L.P. JH Partners, LLC Siberia Investment Company, LLC
Keith M. Blodgett and Leslie A. Blodgett, trustees of the Blodgett Family Trust dated June 7, 2004
Paribas North America, Inc. York Street Mezzanine Partners, L.P. Gleacher Mezzanine Fund I, L.P. Gleacher Mezzanine Fund P, L.P. Mary Ann Dunn CIT Lending Services Corporation Jaime Hutter
RGIP, LLC
Squam Lake Investors VI, L.P.
Bain & Company, Inc.
Waban Investors II, L.P.
Stephen R. Karp
Stephen R. Karp 1999 Trust VI
Steven S. Fischman
Gregory W. Sullivan
Glen T. Senk
Lea Anne S. Ottinger
Thomas E. Whiddon
Staci Wilson
Myles B. McCormick
Debbie Fletcher
By:
Name:
Title:
As Attorney-in-Fact acting on behalf of each of the Selling Stockholders named in Schedule I to this Agreement.

Accepted as of the date hereof:

Goldman, Sachs & Co.

By:	(Goldman, Sachs & Co.)

SCHEDULE I

	Total Number of Firm Shares to be Sold	Number of Optional Shares to be Sold if Maximum Option Exercised
Berkshire Fund V, Limited Partnership(a)(b)	2,244,310	345,438
Berkshire Fund VI, Limited Partnership(a)(b)	2,442,466	375,938
Berkshire Investors LLC(a)(b)	250,711	38,589
JH MDB Investors, L.P.(a)	2,267,161	348,955
JH Partners LLC(a)	23,303	3,587
Siberia Investment Company, LLC(a)	1,048,614	161,400
Keith M. Blodgett and Leslie A. Blodgett, trustees of the Blodgett Family Trust dated June 7, 2004(a)	500,000	75,000
Paribas North America, Inc.(a)	248,682	38,276
York Street Mezzanine Partners, L.P.(a)	248,682	38,276
Gleacher Mezzanine Fund I, L.P.(a)	183,241	28,204
Gleacher Mezzanine Fund P, L.P.(a)	65,444	10,073
Mary Ann Dunn(a)	74,500	0
CIT Lending Services Corporation(a)	41,448	6,380
Jaime Hutter(a)	14,000	0
RGIP, LLC(a)	20,723	3,190
Squam Lake Investors VI, L.P.(a)	19,397	2,986
Bain & Company, Inc.(a)	716	110
Waban Investors II, L.P. (a)	610	94
Stephen R. Karp(a)	25,589	2,290
Stephen R. Karp 1999 Trust VI(a)	10,236	916
Steven S. Fischman(a)	10,236	916
Gregory W. Sullivan(a)	4,144	638
Glen T. Senk(a)	20,000	0
Lea Anne S. Ottinger(a)	14,000	0
Thomas E. Whiddon(a)	34,013	5,235
Staci Wilson(a)	55,752	8,581
Myles B. McCormick(a)	25,554	3,933
Debbie Fletcher(a)	6,468	995

Each Selling Stockholder listed above has appointed Leslie A. Blodgett and Myles B. McCormick as such Selling Stockholder's attorneys-in-fact.

(a)
This Selling Stockholder is represented by Latham & Watkins LLP, 12636 High Bluff Drive, Suite 400, San Diego, California 92130 and has appointed Leslie Blodgett and Myles McCormick, and each of them, as the Attorneys-in-Fact for such Selling Stockholder.

(b)
This Selling Stockholder is also represented by Ropes & Gray LLP, One International Place, Boston, Massachusetts 02110.

I-1

SCHEDULE II

  (a)
  Materials other than the Pricing Prospectus that comprise the Pricing Disclosure Package:

  1.
  Price per Share to the public is $        .

  2.
  The total number of Firm Shares to be sold is 10,000,000.

  3.
  The maximum number of Optional Shares that may be sold is 1,500,000.

  (b)
  Issuer Free Writing Prospectuses not included in the Pricing Disclosure Package:

  1.
  Electronic roadshow as filed on www.netroadshow.com on May     , 2007.

A-1

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Bare Escentuals, Inc. Common Stock, Par Value $0.001 Per Share
Underwriting Agreement
SCHEDULE I
SCHEDULE II